As filed with the Securities and Exchange Commission on May 26, 2026

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Uniti Group Inc.

(Exact name of registrant as specified in its charter)

Delaware	85-2262564
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
2101 Riverfront Drive, Suite A Little Rock, Arkansas	72202
(Address of Principal Executive Offices)	(Zip Code)

Uniti Group Inc. 2025 Equity Incentive Plan

(Full title of the plan)

Daniel L. Heard

Uniti Group Inc.

Senior Executive Vice President, General Counsel & Secretary

2101 Riverfront Drive, Suite A

Little Rock, Arkansas 72202

(Name and address of agent for service)

(501) 850-0820

(Telephone number, including area code, of agent for service)

Copies of all correspondence to:

Geoffrey Neal

Kutak Rock LLP

124 West Capitol Avenue, Suite 2000

Little Rock, Arkansas 72201

(501) 975-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed pursuant to General Instruction E to Form S-8 for the purpose of registering an additional 16,750,000 shares of common stock, $0.0001 par value per share (“Common Stock”), of Uniti Group Inc., a Delaware corporation (the “Company” or the “Registrant”), to be issued pursuant to the Uniti Group Inc. 2025 Equity Incentive Plan (the “Plan”). Accordingly, the contents of the earlier registration statement on Form S-8 (File No. 333-289200) filed with the Securities and Exchange Commission (the “Commission”) on August 4, 2025 are incorporated by reference in this Registration Statement to the extent not modified hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents previously filed by the Company with the Commission are incorporated herein by reference:

(a)	Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the Commission on March 2, 2026 (the “Annual Report”);

(b)	All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the Annual Report; and

(c)	The description of the Company’s Common Stock contained in Exhibit 4.1 to the Annual Report, including any amendments or reports filed with the Commission for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act at any time prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

The exhibits furnished as a part of this registration statement are listed below:

Number	Exhibit
4.1	Second Amended and Restated Certificate of Incorporation, dated as of August 1, 2025 (incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K filed with the Commission as of August 1, 2025 (File No. 001-42779)).
4.2	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of Uniti Group Inc., as filed with the Secretary of State of the State of Delaware on April 13, 2026 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission as of April 14, 2026 (File No. 001-42779)).
4.3	Bylaws, dated as of August 1, 2025 (incorporated by reference to Exhibit 3.2 to the Company's Current Report on Form 8-K filed with the Commission as of August 1, 2025 (File No. 001-42779)).
5.1*	Opinion of Kutak Rock LLP
23.1*	Consent of Kutak Rock LLP (contained in its opinion filed as Exhibit 5)
23.2*	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm
23.3*	Consent of KPMG LLP, independent registered public accounting firm
24.1*	Power of Attorney
99.1	Uniti Group Inc. 2025 Equity Incentive Plan, as amended and restated February 26, 2026 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission as of May 22, 2026 (File No. 001-42779)).
107*	Filing Fee Table

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Little Rock, State of Arkansas, on May 26, 2026.

UNITI GROUP INC.

By:	/s/ Daniel L. Heard
Name:	Daniel L. Heard
Title:	Senior Executive Vice President, General Counsel & Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Kenneth A. Gunderman	President, Chief Executive Officer and Director (Principal Executive Officer)	May 26, 2026
Kenneth A. Gunderman
/s/ Paul E. Bullington	Senior Executive Vice President, Chief Financial Officer & Treasurer (Principal Financial Officer)	May 26, 2026
Paul E. Bullington
/s/ Travis T. Black	Senior Vice President & Chief Accounting Officer (Principal Accounting Officer)	May 26, 2026
Travis T. Black
/s/ Francis X. Frantz*	Chairman and Director	May 26, 2026
Francis X. Frantz
/s/ Jarrett Appleby*	Director	May 26, 2026
Jarrett Appleby
/s/ Scott G. Bruce*	Director	May 26, 2026
Scott G. Bruce
/s/ Mary McLaughlin*	Director	May 26, 2026
Mary McLaughlin
/s/ Joe Natale*	Director	May 26, 2026
Joe Natale
/s/ Carmen Perez-Carlton*	Director	May 26, 2026
Carmen Perez-Carlton
/s/ Johannes Weber*	Director	May 26, 2026
Johannes Weber
/s/ Harold Zeitz*	Director	May 26, 2026
Harold Zeitz

*By:	/s/ Daniel L. Heard
Daniel L. Heard, Attorney-in-Fact